UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 4, 2008
Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

57 West 200 South, Suite 400
Salt Lake City, Utah 84101
(Address of Principal Executive Offices)

(801) 521-3292
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Effective November 4, 2008, America West Resources, Inc. (“Company”) and Denly ACI Partners Ltd., a Texas limited partnership (“Partnership”) and Dennis C. von Waaden and Sally A. von Waaden, as Co-Trustees of The von Waaden 2004 Revocable Trust (“Trust”) (the Partnership and the Trust collectively the “Lenders”) agreed to amend that certain Loan Agreement, dated October 9, 2008, by and among the Company and the Lenders (“Loan Agreement”).  Pursuant to the amendment to the Loan Agreement, the Company and Lenders agreed to extend the final closing date of the Loan Agreement from December 5, 2008 to December 31, 2008.

In addition, the Company and the Lenders agreed to amend and restate the notes issued in connection with the Loan Agreement to allow the Company to close on $10,000,000 or less in equity on or before December 31, 2008, without triggering redemption or partial redemption.

Item 9.01          Financial Statements and Exhibits

     (c)  Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Amendment No. 1 to the Loan Agreement
10.2	Amended and Restated Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA WEST RESOURCES, INC.

Date: November 6, 2008	By:	/s/ DAN BAKER
Dan Baker
Chief Executive Officer

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